Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51161, 333-60028, 333-105381, and 333-11727 on Form S-8 of Stride Rite
Corporation, of our report relating to the financial statements of Saucony, Inc., dated March 16, 2005, appearing in this Current Report on Form 8-K/A of Stride Rite Corporation.




/S/  DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 2, 2005